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EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


Hawaiian Natural Water Company, Inc.

As independent public accountants, we hereby consent to the use in this registration statement (File No. 333-71300) of our report dated April 13, 2001 included herein and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP
Honolulu, Hawaii
November 12, 2001